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                                                                Exhibit 99(a)(4)

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                             OF DECLARATION OF TRUST

J.P. MORGAN SERIES TRUST II, (the "Trust"), a business trust organized and existing under and by virtue of the laws of the State of Delaware.

DOES HEREBY CERTIFY THAT PURSUANT TO TITLE 12, SECTION 3810 OF THE DELAWARE
CODE:

FIRST: That at a meeting of the Board of Trustees of J.P. Morgan Series Trust II, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Trust, dated October 27, 1993, as amended December 31, 1996 and January 1, 1998, of said Trust and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That pursuant to the authority contained in Article III, Section 6 of the Declaration of Trust, a new series of the Trust be and hereby is created, such series to be designated as: Mid Cap Value Portfolio (the "Portfolio").

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 3810 of the Delaware Code.

THIRD: The Trustees of the Trust, as set forth in its governing instrument reserve the right to amend, alter, change, or repeal any provisions contained in this Certificate of Amendment of Certificate of Trust, in the manner now or hereafter prescribed by statute.

FOURTH: This Certificate of Amendment of Certificate of Trust shall become effective on and as of May 16, 2001.

IN WITNESS WHEREOF, said JPM Series Trust II has caused this Certificate of Amendment of Certificate of Trust to be signed by the Trustees, this 16th day of May, 2001.


                                                    By: /s/ John N. Bell
                                                        --------------------
                                                    Name: John N. Bell
                                                    Trustee

                                                    /s/ John R. Rettberg
                                                    ------------------------
                                                    Name: John R. Rettberg
                                                    Trustee

                                                    /s/ John F. Ruffle
                                                    ------------------------
                                                    Name: John F. Ruffle
                                                    Trustee

                                                    /s/ Kenneth Whipple, Jr.
                                                    ------------------------
                                                    Name: Kenneth Whipple, Jr.
                                                    Trustee